UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 27, 2016

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company announced that its net revenues for the third quarter ended November 30 of fiscal 2017 were $3,193,113 compared with $3,144,954 for the third quarter of fiscal 2016. Net loss for the quarter was $104,275 compared with net income of $167,552 for the same period last year. For the nine months ended November 30, 2016, net loss was $420,204 compared with net income of $438,126. RMS continues to incur professional fees related to regulatory and litigation and has made significant investment over the last nine months in its sales, regulatory, quality and operations management, including hiring a Chief Medical Officer to help launch RMS to the next level of growth.

ITEM 8.01 OTHER EVENTS.

The Company issued a press release on December 27, 2016 titled “RMS Medical Products Posts Third Quarter 2017 Results”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 27, 2016

The press release is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: December 27, 2016	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon President and Chief Executive Officer